Exhibit 10.3

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Escrow Agreement”), dated as of August 16, 2010 (the “Closing Date”), between The Amacore Group, Inc., a Delaware corporation (the “Company”), and Vicis Capital Master Fund, a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands (the “Purchaser”), and Quarles & Brady LLP, as escrow agent (“Escrow Agent”). Capitalized terms used in this Escrow Agreement without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

R E C I T A L S

WHEREAS, Purchaser and Company are parties to a Securities Purchase Agreement dated August 16, 2010 (the “Purchase Agreement”), whereby the Company agrees to sell to the Purchaser up to $5,000,000 in principal amount of its 15% Senior Secured Convertible Notes due June 30, 2011, in exchange for up to $5,000,000 cash (the “Purchase Price”).

WHEREAS, the parties wish to have the Escrow Agent hold a portion of the Purchase Price in an escrow account and to release funds held in such account in accordance with the terms hereof.

NOW, THEREFORE, the Purchaser and Company, intending to be legally bound, hereby agree as follows:

1.           Appointment and Acceptance.  By their respective execution of this Escrow Agreement, the Purchaser and Company hereby appoint and engage the Escrow Agent, and the Escrow Agent hereby accepts such appointment and engagement, to serve as escrow agent and to perform the duties, subject to the terms and conditions, hereinafter set forth.

2.           Establishment of Escrow Account.  Immediately upon the execution of this Escrow Agreement, the Escrow Agent shall establish an escrow sub-account (the “Escrow Account”) in its IOLTA Trust Account into and from which certain deposits and disbursements shall be made pursuant to the terms of this Escrow Agreement.  The Escrow Agent shall hold and disburse all assets on deposit in the Escrow Account (“Account Assets”) in accordance with the terms and conditions hereof.

3.           Deposit into Escrow.  In accordance with Section 1.4(a) of the Purchase Agreement, the Purchaser shall deposit into the Escrow Account an aggregate of $2,500,000 cash.  Deposits into the Escrow Account shall be made as follows:

A.B.A. #: xxxxxxxxxx
Swift Code: xxxxxxxxxx
Account #: xxxxxxxx

Name and Address on Bank Account:
Quarles & Brady LLP IOLTA Trust Account
411 East Wisconsin Ave., Suite 2040
Milwaukee, WI 53202-4497

Bank Name & Address:
M&I Marshall & Ilsley Bank
770 North Water Street
Milwaukee, WI 53202

Reference:
121405.00006 (Vicis Capital)

Upon receipt of the deposit, the Escrow Agent shall advise the Company of the amount of funds received into the Escrow Account.

4.           Disbursements From the Escrow Account.  Except for distributions in connection with the termination of this Agreement pursuant to Section 6, the Escrow Agent shall disburse funds from the Escrow Account only pursuant to and in accordance with the written instruction made jointly by the Purchaser and Company in the form attached hereto as Exhibit A (“Joint Disbursement Instruction”).

5.           Disputes Regarding Disbursements.  If any dispute arises with respect to the disbursement of the Account Assets, or if any disagreements arise among the parties hereto with respect to the interpretation of this Escrow Agreement, or concerning their rights and obligations hereunder, or the propriety of any action contemplated by the Escrow Agent hereunder, or if the Escrow Agent in good faith is in doubt what action should be taken hereunder, the Escrow Agent shall not be obligated to resolve the dispute or disagreement or to make any disbursement of all or any portion of the Account Assets, but may commence an action in the nature of an interpleader without further investment or disbursement of the Escrow Funds and seek to deposit the Account Assets with a court of competent jurisdiction, and thereby be discharged from any further duty or obligation with respect to the Account Assets.  Upon the interpleader action being properly brought, all parties being joined and the Account Assets being deposited with the court, the Escrow Agent shall be discharged from any obligations accruing thereafter with respect to the Account Assets.  The Escrow Agent, in its sole discretion, may, in lieu of filing such action in interpleader, elect to cease performance under this Agreement in connection with any instruction or notice received regarding disbursements of Account Assets until the Escrow Agent has received: (a) a written notice of resolution of such dispute or disagreement signed by the parties to such dispute or disagreement, or (b) a certified copy of a final judgment of a court of competent jurisdiction, provided, however, that a certified copy of a final judgment shall serve as a valid determination only if the time for appeal has expired and no appeal has been perfected or all appeals have been exhausted or no right of appeal exists.

6.           Termination and Release of Escrow.  This Escrow Agreement shall terminate upon the earlier of (the “Termination Date”):

(a)           the resignation of the Escrow Agent by providing written notice to the parties hereto of the same; or

(b)           June 30, 2011.

All funds remaining in the Escrow Account upon the Escrow Agent’s resignation shall be delivered to any successor escrow agent mutually agreed to by the Purchaser and Company. All funds held in the Escrow Account after June 30, 2011, shall be distributed to the Purchaser by check or wire transfer to an account designated by the Purchaser.

7.           Extent of Duties of Escrow Agent.

(a)           The Escrow Agent shall be responsible only for performance of its duties as specified in this Escrow Agreement, and no implied covenants, duties or obligations shall bind or be enforceable against the Escrow Agent.  The Escrow Agent shall not be liable to any person or entity for any act or failure to act unless due to the Escrow Agent’s fraud or willful misconduct.

(b)           Subject to Section 7(a) hereof, the Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or administered in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting in good faith upon any order, notice, demand, certificate, advice of counsel (including counsel selected by the Escrow Agent), statement, instrument, report or other document (not only as to its due execution and the validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed by the proper person or persons.

(c)           The Company shall indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, damages, losses, or any other expenses, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, including but not limited to any and all damages, costs, losses and other expenses, including reasonable attorneys’ fees and expenses, resulting from or arising in connection with any action, suit, or proceeding incident to the Escrow Agent’s acting as such hereunder, unless such action, suit or proceeding relates to the Escrow Agent’s gross negligence or willful misconduct.

8.           Conflict Waiver. THE COMPANY HEREBY ACKNOWLEDGES THAT THE ESCROW AGENT IS ACTING AS LEGAL COUNSEL TO THE PURCHASER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED AND REFERRED TO HEREIN. THE COMPANY AGREES THAT IN THE EVENT OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH ANY TRANSACTION OR AGREEMENT CONTEMPLATED AND REFERRED TO HEREIN, THE ESCROW AGENT SHALL BE PERMITTED TO CONTINUE TO REPRESENT THE PURCHASER AND THE COMPANY WILL NOT SEEK TO DISQUALIFY SUCH COUNSEL AND WAIVES ANY OBJECTION THE COMPANY MIGHT HAVE WITH RESPECT TO THE ESCROW AGENT ACTING AS THE ESCROW AGENT PURSUANT TO THIS AGREEMENT AND LEGAL COUNSEL TO THE PURCHASER.

9.           Entire Agreement.  This Escrow Agreement constitutes the full and entire agreement of the parties hereto with respect to the subject matter hereof.  This Escrow Agreement may be amended or modified only by a writing signed by all of the parties hereto.  This Escrow Agreement also shall not be construed to eliminate or reduce any duty, obligation or responsibility that the Purchaser or Company may have under the Purchase Agreement and any agreements ancillary thereto.

10.           Notices.  All instructions, directions, demands, notices, consents, requests and other documents authorized, required or permitted to be given pursuant to this Agreement shall be delivered in accordance with the Purchase Agreement.

11.           Successor and Assigns.  This Escrow Agreement may not be assigned by the Purchaser, Company or Escrow Agent without the written consent of the other parties hereto.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

12.           Severability.  In the event that any one or more provisions contained in this Escrow Agreement shall be deemed or declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not thereby be affected or impaired in any way.

13.           Governing Law.  This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflict of law principles.

14.           Counterparts.  This Escrow Agreement and any Joint Disbursement Instruction may be executed in multiple counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same agreement.

15.           No Waiver.  No course of dealing, nor any delay on the part of any party in exercising any right hereunder, nor any failure to exercise the same, shall operate as a waiver of such right.

16.           Headings Without Effect.  The headings used in this Escrow Agreement are inserted as a matter of convenience and for reference only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

[Signature Page To Follow]

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

COMPANY: THE AMACORE GROUP, INC. Name: Title: PURCHASER: VICIS CAPITAL MASTER FUND By: Vicis Capital LLC Name: Title: ESCROW AGENT: QUARLES & BRADY LLP

EXHIBIT A

JOINT DISBURSEMENT INSTRUCTION

Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attn: Matthew C. Vogel
Fax: 414-978-8899
Email: matthew.vogel@quarles.com

Date: ______________

RE:  Joint Disbursement Instruction

This Joint Disbursement Instruction is made pursuant to that certain Escrow Agreement (the “Escrow Agreement”), dated August 16, 2010, by and among Vicis Capital Master Fund, The Amacore Group, Inc. and Quarles & Brady LLP, as escrow agent.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Escrow Agreement.

Please transfer $_________________ from the Escrow Account to the account specified below:

Name:

Routing Number:

Bank Account Number:

Other Instructions (please specify):

THE AMACORE GROUP, INC. ______________________________ Name: Title:	VICIS CAPITAL MASTER FUND By: Vicis Capital LLC _______________________________ Name: Title: